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                                                                    EXHIBIT 10.6

                            STOCKHOLDERS AGREEMENT

          AGREEMENT dated as of February 5, 1998 among EISI ACQUISITION CO., INC., a California corporation (the "Company"), and the Esters Family Partnership.

                                   RECITALS

          A. The Company, as of the date hereof, is authorized by its Articles of Incorporation (the "Articles of Incorporation") to issue 5,000,000 shares of its Common Stock ("the Company Common Stock").

          B. It was determined upon the formation of the Company by the holders of all of the outstanding Company Common Stock (the "Stockholders"), that it was and is in their best interests and in the best interests of the Company to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of the Company Common Stock, including issued and outstanding shares of the Company Common Stock as well as shares of the Company Common Stock that may be issued hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided.

          C. As a condition precedent to becoming a Stockholder in the Company by the purchase or transfer of Company Common Stock, the exercise of stock options or otherwise, each prospective Stockholder is required to execute this Agreement.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

                                  ARTICLE I.
                              CERTAIN DEFINITIONS

          As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" with respect to a Person, shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, such Person.

          "Permitted Transferee" shall mean (i) any original party to, or any other Person who, upon a previous permitted transfer of shares of the Company Common Stock, becomes a signatory to this Agreement; (ii) immediate family members (including spouses, children and grandchildren) of a Stockholder; (iii) the executors, administrators, testamentary trustees, legatees, beneficiaries or successors by testamentary of intestate succession of a Stockholder; (iv) a trust or custodianship the beneficiaries of which include only Stockholders or their Permitted Transferees as herein defined and (v) any Permitted Transferee of a Permitted Transferee as defined herein.
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          "Person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust or any other entity or organization, including a government or any subdivision or agency thereof.

          "Public Distribution" shall mean a Public Offering of the Company Common Stock, after which the Company Common Stock is listed on the NASDAQ National Market System or a national securities exchange.

          "Public Offering" shall mean a public offering of common stock (or securities convertible into common stock) of the Company pursuant to an effective registration statement under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, a amended, and the rules and regulations thereunder.

          "Stockholder" shall mean any one of (i) the signatories to the Original Stockholders Agreement, (ii) the signatories to this agreement, and
(iii) any Permitted Transferee of any such Person./1/


          "Third Party" shall mean, as to any Stockholder, any person other than a Permitted Transferee of such Stockholder.

                                  ARTICLE II.
                     TRANSFERS OF THE COMPANY COMMON STOCK

     2.1. Restrictions on Transfer.
          ------------------------

          Each Stockholder agrees that it will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) any of his shares of the Company's Common Stock, or agree to do any of the foregoing (collectively, a "transfer"), except as permitted by Section 2.2 and Articles III and IV of this Agreement.

     2.2. Exceptions to Restrictions.
          --------------------------

          The provisions of Section 2.1 shall not apply to any of the following transfers:

          (i)   Transfers to a permitted Transferee as defined herein;

          (ii)  Transfers to the Company; and

          (iii) Transfers made pursuant to a Public Offering.

          In the event of such a transfer, the transferee shall be subject to
          Section 2.1.

___________________

/1/  It is understood that the only difference between stockholder agreements
(i) and (ii) is the date of the agreement and the quantity of shares ([ii] reflecting the 100 to 1 stock split).


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     2.3. Legend.
          ------

          (a) All certificates representing shares of the Company Common Stock hereafter issued to or acquired by any of the Stockholders or their successors hereto shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE STATE "ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT AMONG THE STOCKHOLDERS OF THE COMPANY.

          (b) No Transfer of any share of the Company Common Stock, other than a Transfer to the Company, shall be effective unless such Transfer is made (i) pursuant to an effective registration statement under the Securities Act and a valid qualification under applicable state securities or blue sky laws or (ii) without registration under the Securities Act and qualification under applicable state securities or blue sky laws, as a result of the availability of an exemption from registration and qualification under such laws, and, unless waived by the Company in writing, the transferring Stockholder shall have furnished the Company an opinion of counsel, such counsel and such opinion being satisfactory in form and substance to the Company and its counsel, to that effect.

     2.4. Restrictions Binding on Transferees.
          -----------------------------------

          The obligations of each party hereto shall be binding upon each transferee to whom shares of the Company Common Stock is transferred by any party hereto except for transfers pursuant to a Public Offering or pursuant to
Article IV of this Agreement. Prior to consummation of any transfer except for transfers pursuant to a Public Offering or pursuant to Article IV of this Agreement, such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the other parties hereto, providing that such transferee shall fully comply with the terms of this Agreement.

     2.5. Improper Transfer.
          -----------------

          Any attempt to transfer or encumber any shares of the Company Common Stock not in accordance with this Agreement shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

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                                 ARTICLE III.

                             RIGHTS OF FIRST OFFER

     3.1. Transfers by a Stockholder.
          --------------------------

          (a) Except for the sale of securities contemplated by Article IV and transfers permitted by Section 2.2, if any Stockholder shall desire to transfer any shares of the Company Common Stock owned by it (such Stockholder desiring to transfer shares of the Company Common Stock being referred to herein as a "Selling Stockholder"), then such Selling Stockholder shall deliver written notice of its desire to transfer shares other than to a Permitted Transferee (a "Notice of Intention"), accompanied by a copy of a proposal relating to such transfer (the "Sale Proposal"), to the Company and to each of the other Stockholders setting forth such Selling Stockholder's desire to make such transfer (which shall be for cash only), the number of shares of the Company Common Stock proposed to be transferred (the "Offered Shares"), and the cash price at which such Selling Stockholder proposes to transfer the Offered Shares (the "Offer Price").

          (b) Upon receipt of the Notice of Intention, the Company shall have the right to purchase at the Offer Price all but not less than all of the Offered Shares, exercisable by the delivery of notice to the Selling Stockholder (the "Notice of Exercise"), within 30 calendar days from the date of receipt of the Notice of Intention. The right to purchase pursuant to this Section 3.1(b) shall terminate if not exercised within 30 calendar days after receipt of the Notice of Intention.

          In the event that, if applicable, the option of the Company referred to in the previous paragraph terminates and there are remaining Offered Shares for which Notices of Exercise have not been received, the Selling Stockholder shall give notice thereof to the other Stockholders, setting forth the number of Offered Shares remaining to be sold pursuant to this Section 3.1(b). Such Stockholders shall then have the right to purchase all but not less than all the remaining Offered Shares pro rata based on the number of shares of the Company Common Stock owned by each, by delivery of a Notice of Exercise. The right of the Stockholders pursuant to Section 3.1(b) shall terminate if not exercised within 30 calendar days after receipt from the Selling Stockholder of such notice.

          (c) In the event that the Company and/or the Stockholders exercise their rights to purchase all, but not less than all, of the Offered Shares in accordance with Section 3.1(b), then the Selling Stockholder must sell the Offered Shares to the Company and/or to such Stockholders after not less than 30 days and not more than 60 calendar days from the date of the delivery of last Notice of Exercise received by the Selling Stockholder. The Selling Stockholder shall notify the Company and each such Stockholder of the number of Offered Shares to be sold to the Company and such Stockholders. Upon the consummation of such purchase and sale, the Selling Stockholder shall deliver certificates evidencing the Offered Shares sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed, by the Selling Stockholder, free and clear of any liens (other than those under this

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Agreement), against delivery of the Offer Price payable in accordance with the notice specified in Section 3.1(a).

     3.2. Transfer of Offered Shares to Third Parties.
          -------------------------------------------

          If all notices required to be given pursuant to Section 3.1 have been duly given and the Company and/or the Stockholders determine not to exercise their respective options to purchase the Offered Shares at the Offer Price or determine to exercise their respective options to purchase less than all of the Offered Shares then the Selling Stockholder shall have the right, for a period of 120 calendar days from the earlier of (i) the expiration of the last applicable option period pursuant to Section 3.1 with respect to such Sale Proposal or (ii) the date on which such Selling Stockholder receives notice from all other Stockholders that they will not exercise in whole or in part the options granted pursuant to Section 3.1, to sell to any Third Party the Offered Shares remaining unsold at a price not less favorable than the Offer Price and on terms and conditions as favorable as offered to the Company and the Stockholders.

     3.3. Waiting Period with Respect to Subsequent Transfers.
          ---------------------------------------------------

          In the event that the Company and/or the Stockholders do not exercise their options to purchase any or all of the Offered Shares, and the Selling Stockholder shall not have sold the remaining Offered Shares to a Third Party for any reason before the expiration, as applicable, of the 120-day period described in Section 3.2, then such Selling Stockholder shall not give another Notice of Intention pursuant to Section 3.1 for a period of 90 calendar days from the last day of such 120-day period.

     3.4. Lapse of Certain Rights of First Offer.
          --------------------------------------

          After a Public Distribution, transfers of shares of the Company Common Stock by a Stockholder shall not be subject to the requirements of this Article III; provided that such transfers are made in accordance with the exemption
     --------
provided by Rule 144 under the Securities Act.

                                    ARTICLE IV
                   DRAG-ALONG REQUIREMENTS; PUBLIC OFFERING

     4.1. Drag-Along Right.
          ----------------

          If a Third Party makes a bona fide offer for substantially all of the Company Common Stock, which offer a majority of the Company's Stockholders vote to accept, then the Stockholders voting in favor of such offer shall have the right (the "Drag-Along Right") to compel the other Stockholders to sell and all Stockholders hereby agree to sell all, but not less than all, shares of the Company Common Stock owned, directly or indirectly, by them to such Third Party; provided, however, that all Stockholders shall receive identical consideration
--------  -------
per share pursuant to such transfer. This Drag-Along Right may be exercised by the majority Stockholders by providing the other Stockholders with notice (the "Drag-Along Notice") setting forth (i) the time and place of the closing of the Drag-Along Right, which time and place shall

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not be less than 5 business days after the date of the Drag-Along Notice and
(ii) the expected consideration to be paid at such closing.

     4.2. Payment of Drag-Along Purchase Price.
          ------------------------------------

          At the closing of the Drag-Along Right, the third party shall remit to all Stockholders identical consideration (the cash portion of which, if any, will be in the form of a certified check or similarly available funds) for each share of the Company Common Stock sold pursuant to the Drag-Along Right, against delivery by each Stockholder subject to the Drag-Along Right of certificates for all shares of the Company Common Stock owned by each such Stockholder, duly endorsed or with duly executed stock powers, warranting as to good and marketable title, free and clear of any liens, encumbrances and adverse claims, and the compliance with any other conditions of closing applicable to the other Stockholders.

                                  ARTICLE V.
                                  TERMINATION

     5.1  Certain Terminations.
          --------------------

          (a) The provisions of this Agreement shall terminate on the date on which any of the following events first occurs: (i) a Public Distribution, (ii) the sale of all or substantially all the assets of the Company to a Person that is not an Affiliate of the Company, (iii) the sale of all or substantially all the Company Common Stock pursuant to Article IV hereof, or (iv) ten years from the date of this Agreement.

          (b) Notwithstanding the foregoing, this Agreement shall in any event terminate with respect to any Stockholder when such Stockholder no longer owns any shares of the Company Common Stock (except if such shares are transferred in violation of this Agreement).

                                  ARTICLE VI.
                                 MISCELLANEOUS

     6.1. Successors and Assigns.
          ----------------------

          Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of Section 2.4 (if applicable) as provided therein in all respects. If any transferee of any Stockholder shall acquire any shares of the Company Common Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

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     6.2  Notices.
          -------

          Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, or other similar means of communication, as follows:

          (i) If to the Company, addressed to its principal executive offices to the attention of its Chairman; and

          (ii) If to a Stockholder, to the address of such Stockholder set forth in the stock records of the Company, or to such other address as such Stockholder shall have specified by notice given to the other parties in the manner specified above.

     6.3. Recapitalizations, Exchanges, Etc. Affecting the Company Common Stock.
          ---------------------------------------------------------------------

          The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Company Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Company Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

     6.4. Counterparts.
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first above written.



                                    EISI ACQUISITION CO., INC.

                                    By /s/ DONALD J. ESTERS
                                      ---------------------------------
                                    Name:  Donald J. Esters
                                         ------------------------------

                                    Title: Chairman
                                          -----------------------------


                                    STOCKHOLDER

                                      /s/ DONALD J. ESTERS
                                    -----------------------------------

                                    Name: The Esters Family Partnership
                                         ------------------------------

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